Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-265592, 333-267718, 333-267719, 333-268562 and 333-269568) and Form S-8 (No. 333-261175) of Lilium N.V. of our report dated March 28, 2023, relating to the financial statements, which appears in this Form 20-F.

Munich, Germany

March 28, 2023

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Katharina Deni	/s/ Holger Grassnick
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)